                              Filed Under Rule 424 (b)(3)
                              Registration Statement No.
333-48415

    SUPPLEMENT NO. 16 TO PROSPECTUS DATED November 13, 1998
              (AS SUPPLEMENTED November 13, 1998)

AT&T CAPITAL CORPORATION   Medium Term Notes, Series F

Due Nine Months or More From Date of Issue.
Issue Price: 100%
  (as a percent of principal amount)



Fixed Rate Notes
-------------------

Interest Rate Per Annum............................... 6.95%

Amount of Sale: $13,000,000.00      Maturity Date:  1/25/2002

Date of Sale: January 20, 1999         CUSIP Number:   00206HK78

Settlement Date: January 25, 1999

Interest Payment Dates:  January 25th & July 25th

Redemption:
     Check applicable sentence.
      X  The Notes cannot be redeemed prior to maturity
     ---
         The Notes may be redeemed prior to maturity
     ---
     Redemption Date:              Redemption Price:
                     -----------                    ------------
                             (as a percent of principal amount)
Repayment:
     Check applicable sentence.
      X  The Notes cannot be repaid prior to maturity.
     ---
         The Notes may be repaid prior to maturity.
     ---
     Repayment Date:               Repayment Price:
                     ------------                   ------------
                              (as a percent of principal amount)